CHYRON CORPORATION
2008 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), effective as of the 9th day of November, 2009 (the “Grant Date”), is between CHYRON CORPORATION, a Delaware corporation, (the “Company”), and                 (the “Participant”).

WHEREAS, on May 14, 2008, the Company adopted the Chyron Corporation 2008 Long Term Incentive Plan (the “Plan”) to provide a flexible vehicle through which it may offer equity-based compensation incentives to key personnel of the Company in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company desires to grant to the Participant an award of restricted stock units (this “Award”), and the Participant is willing to accept this Award, upon the terms and conditions set forth in this Award and the Plan.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, agree as follows:

1. Award.  The Company hereby grants to the Participant            Restricted Stock Units (the “Units”). The Units are notational units of measurement denominated in shares of the Company’s common stock (“Common Stock”). Each Unit represents a hypothetical share of Common Stock, subject to the conditions and restrictions on vesting and transferability set forth in this Award and in the Plan. The Units will be credited to the Participant in an unfunded bookkeeping account established for the Participant. The grant of Restricted Stock Units shall be subject to the terms and provisions of this Award and of the Plan, which is incorporated herein by reference. Capitalized terms used herein and not defined in this Agreement shall have the meanings specified in the Plan.

2. Vesting.  The Units shall initially be unvested. One twelfth (1/12) of the Units will vest on the first day that the NASDAQ, or any exchange or market on which the Company’s Common Stock is then trading, is open for trading, in every first month of a quarter commencing after December 31, 2009. Each 1/12 portion of the Units vesting shall be referred to as a “Tranche” of Units.

3. Forfeiture of Units.  If a Participant’s employment with the Company terminates for any reason, any Units that remain unvested as of the date the termination of the Participant’s employment becomes effective shall be forfeited immediately without compensation.

4. Settlement.  The Units shall be settled solely by the delivery of shares of Common Stock equal to the number of Units in which the Participant vests. The Company shall deliver a number of shares of Common Stock equal to the number of Units vesting in accordance with the following procedure.

(a)           The Company shall use its reasonable best efforts to transfer, on or before the date each Tranche of Units vests in accordance with Section 2, a number of shares of Common Stock, equal to the number of Units vesting, to a securities broker selected by the Company in its sole discretion.

(b)           The Company shall direct the broker to execute public sales of a number of shares of Common Stock in the Participant’s name having a Fair Market Value equal to the payroll and income withholding taxes required to be withheld from the Participant as a result of the vesting of the Units, and deliver the proceeds of the sale to the Company to satisfy the Participant’s payroll and income withholding tax obligations.

(c)           If the proceeds from the sale of the shares of Common Stock are insufficient to satisfy the Participant’s payroll and income withholding tax obligations, the Company shall direct the broker to execute public sales of additional shares of the Common Stock in the Participant’s name and shall deliver the proceeds of the sale to the Company until the Participant’s payroll and income withholding tax obligations are satisfied (based on the Fair Market Value of the Common Stock as of the date the related Tranche of Units vested).

(d)           Any cash proceeds remaining after the sale of whole shares by the broker to cover the Participant’s payroll and income tax withholding tax obligations shall remain in Participant’s sub-account at the broker.

(e)           The Participant shall execute and deliver in a form acceptable to the Company and the broker selected by the Company a power of attorney and such other documents as may be required to effectuate the sale of shares of Common Stock by the broker in accordance with this Section.  In the event that the Participant fails to execute and deliver the power of attorney and other documents, this Award will terminate prior to the vesting of any portion of the Participant’s Award.

5. Term.  This Award shall terminate on the earliest of:  (i) the date the Participant’s employment with the Company terminates for any reason; and (ii) the date on which the last Tranche of the Units vest and the delivery of shares of the Company’s Common Stock to the Participant in accordance with Section 4 of this Award.

6. Restrictions on Transfer before Vesting.

(a)           Absent the Company’s prior written consent, which consent shall be granted or withheld in the Company’s sole discretion, the Units granted under this Award to the Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Grant Date until such shares have become vested under Section 2.

(b)           Consistent with the foregoing, prior to the delivery to the Participant of shares of Common Stock in accordance with Section 4 of this Award, no right or benefit under this Award shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant attempts to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder prior to the delivery to the Participant of shares of Common Stock in accordance with Section 4 of this Award or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process of involuntary lien or seizure, then such attempt shall have no effect and shall be void.

7. Restrictions on Transfer after Settlement.  The transfer or sale of the Common Stock received by the Participant upon settlement of vested Units in accordance with Section 4 of this Award shall be subject to the Company’s policy governing “Securities Trading by Company Personnel” unless a Participant has made a valid election to transfer or sell the Common Stock in accordance with Rule 10b5-1.

8. Compliance with Laws and Regulations.

(a)           The Company will not be obligated to issue or deliver shares of Common Stock to the Participant unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, applicable state securities law and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) In connection with the delivery of shares of Common Stock to the Participant following the vesting of each Tranche of Units, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company that it may comply with the applicable requirements of federal and state securities laws.

(c) No shares of Common Stock will be delivered to the Participant unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

9. Notices.  All notices, requests, demands, waivers, consents, approvals or other communications pursuant to this Agreement shall be in writing and delivered to the Company at its principal executive offices, Attention: Secretary, or to the Participant at the residence address reflected in the records maintained by the Company.

10. No Rights of Stockholder.  Neither the Participant nor any legal representative of the Participant shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any shares subject to the Units except to the extent that certificates for such shares shall have been issued upon the vesting of the Units as provided for in this Award. To avoid doubt, Units shall not be eligible to receive any dividends or other distributions made by the Company on its Common Stock, unless and until certificates for shares shall have been issued upon the vesting of the Units as provided for in this Award.

11. No Rights Conferred.  Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of the Participant’s employment with the Company or its subsidiaries or interfere in any way with the right of the Company and its subsidiaries at any time to terminate the Participant’s employment or to increase or decrease, or otherwise adjust, the other terms and conditions of the Participant’s employment.

12. Entire Agreement; Amendment.  This Agreement and the Plan sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may not be amended or supplemented except by a written instrument executed by each of the parties hereto.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement, as of the day and year above written.

CHYRON CORPORATION	PARTICIPANT

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